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                                                                   EXHIBIT 99.01

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      FOR IMMEDIATE RELEASE                   For more information contact:
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                                          MARK C. BROWN, CHIEF FINANCIAL OFFICER
                                          Strayer Education, Inc.
                                          (703) 339-2558

                                          Valerie Carmello
                                          Brainerd Communicators, Inc.
                                          (212) 986-6667

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           STRAYER EDUCATION, INC. RECEIVES STATE APPROVAL TO OFFER
                        ITS PROGRAMS IN NORTH CAROLINA
                   - Plans to Open Three Campuses in 2002 -

Washington, D.C., March 18, 2002--Strayer Education, Inc. (Nasdaq:STRA) today announced that its wholly-owned subsidiary, Strayer University, Inc., has received regulatory approval from the University of North Carolina Board of Governors, the applicable post-secondary regulatory authority in North Carolina, to offer its programs in the State. Strayer University plans to open three new campuses in North Carolina in 2002.

Robert S. Silberman, President and Chief Executive Officer of Strayer Education, Inc., said, "We are very pleased to have received the necessary state regulatory approval to commence operations at three new campuses in North Carolina in 2002. We have chosen the campus sites, two located in Charlotte and one in Raleigh-Durham, and we plan to open all three campuses in time for the Summer Quarter classes commencing July 1st. This marks the first entry into a state outside our current geographic footprint and the second year in a row in which we plan to open three new campuses. This move signals the continuing execution by our management team of our disciplined growth strategy. We believe the North Carolina demographics are very favorable and we have preliminary plans to open up to nine campuses in the State over a period of years, subject to confirming those locations with regulators."

Strayer Education, Inc. (Nasdaq: STRA) (www.strayeredu.com) is an education services holding company which owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy.

Strayer University (www.strayer.edu) is a proprietary institution of higher learning which offers undergraduate and graduate degree programs in Business Administration, Accounting, and Information Technology to more than 14,000 working adults at 17 campuses in Maryland, Virginia, Washington, DC and via the Internet through Strayer ONLINE. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. By constantly adapting to the latest techniques and technologies used in business, we provide our graduates with practical skills and a competitive edge in the changing marketplace.

Strayer University is accredited by the Middle States Commission on Higher Education. Founded in 1892, Strayer attracts students from around the country and throughout the world.




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This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, competitive factors, risks associated with the opening of new campuses and the timing of related regulatory approvals and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

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